COMMON STOCK

STERIS®

COMMON STOCK

NUMBER

SHARES

THIS CERTIFICATE IS TRANSFERABLE IN THE CITIES OF CLEVELAND, OH OR NEW YORK, NY



INCORPORATED UNDER THE LAWS OF THE STATE OF OHIO

CUSIP 859152 10 0
SEE REVERSE FOR CERTAIN DEFINITIONS

STERIS CORPORATION

This Certifies that

is the record holder of

FULLY PAID AND NON-ASSESSABLE COMMON SHARES, WITHOUT PAR VALUE, OF

STERIS Corporation *transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent of the Corporation and registered by the Registrar.*

Witness the facsimile signatures of the duly authorized officers of the Corporation.

Dated:

Countersigned and Registered:
NATIONAL CITY BANK
(Cleveland, OH)
Transfer Agent and Registrar,

By

Authorized Signature.

TREASURER

PRESIDENT

STERIS CORPORATION

As required by Ohio law, the Corporation will mail to the record holder of this certificate, without charge, within five (5) days after receipt of written request therefor addressed to the Secretary of the Corporation at its principal place of business, a copy of the express terms of the shares represented by this certificate and of all other classes and series of shares which the Corporation is authorized to issue.

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common
TEN ENT – as tenants by the entireties
JT TEN – as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT– ____________ Custodian ____________
(Cust) (Minor)
under Uniform Gifts to Minors Act
____
(State)

Additional abbreviations may also be used though not in the above list.

For Value Received, ____________ HEREBY SELL, ASSIGN AND TRANSFER UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____________ OF THE SHARES REPRESENTED BY THE WITHIN CERTIFICATE AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT

____________ ATTORNEY TO TRANSFER THE SAID SHARES ON THE BOOKS OF THE WITHIN-NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED ____________ 20____

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN A RIGHTS AGREEMENT, ORIGINALLY DATED AS OF OCTOBER 24, 1996, BETWEEN STERIS CORPORATION AND NATIONAL CITY BANK, AS SUCCESSOR RIGHTS AGENT, AS AMENDED (THE "RIGHTS AGREEMENT"), A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF STERIS CORPORATION. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. STERIS CORPORATION WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT (AS IN EFFECT ON THE DATE OF MAILING) WITHOUT CHARGE PROMPTLY AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR. UNDER CERTAIN CIRCUMSTANCES, RIGHTS THAT ARE OR WERE BENEFICIALLY OWNED BY ACQUIRING PERSONS OR THEIR AFFILIATES OR ASSOCIATES (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.